UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2013

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 30, 2013, two wholly-owned subsidiaries of Resource Real Estate Opportunity REIT, Inc. (the “Registrant,” “we,” “our” and “us”) acquired Camden Centennial (“Centennial”) and Camden Pinnacle (“Pinnacle”), two multifamily communities located in Littleton, Colorado and Westminster, Colorado, respectively. The sellers of both properties are unaffiliated with us or our affiliates. Centennial is a multifamily community with 276 units and amenities, including but not limited to, a swimming pool, clubhouse, business center, and fitness center. Centennial was constructed in 1985 and is currently 94% leased. Pinnacle is a multifamily community with 224 units and amenities, including but not limited to, a swimming pool, clubhouse, fitness center, and washer/dryer connections in each unit. Pinnacle was constructed in 1985 and is currently 98% leased.

We believe that both properties are suitable for their intended purposes and adequately insured; however, we intend to make renovations to both properties. We intend to address all deferred maintenance items, as well as perform site-wide cosmetic upgrades, renovation of common areas, and upgrades to unit interiors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: October 8, 2013	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)